UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

CHURCHILL CAPITAL CORP XI

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43020	86-1959629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 14th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-tenth of one redeemable warrant	CCXIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCXI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCXIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2026, Churchill Capital Corp XI (“Churchill” or “we”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Churchill, BLB Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Churchill (“Merger Sub”), and Agility Robotics, Inc., a Delaware corporation (the “Company”).

Pursuant to the Merger Agreement, and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, the parties thereto intend to effect a business combination transaction by which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Churchill (the “Merger”). The transactions contemplated by the Merger Agreement, including the PIPE Investment (as defined below), are referred to as the “Transactions.”

The proposed Merger is expected to be consummated following the receipt of the required approvals by the shareholders of Churchill and the Company and the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement.

Merger Agreement

The Domestication

Subject to obtaining the required shareholder approvals and at least one day prior to the time of the closing (the “Closing,” and, the date on which the Closing occurs, the “Closing Date”) of the Merger, Churchill will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the Domestication, Churchill will file with the Secretary of State of the State of Delaware a certificate of incorporation (the “Domesticated SPAC Charter”). Among other things, the Domesticated SPAC Charter will change Churchill’s name to “Agility Robotics, Inc.”(such company after the Domestication, “Domesticated SPAC”) and set forth the rights and preferences of the equity interests of Domesticated SPAC, including following the completion of the Merger.

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of Churchill, par value $0.0001 per share (each, a “Cayman Class B Share”), will be converted, on a one-for-one basis, into a Class A ordinary share of Churchill, par value $0.0001 per share (each, a “Cayman Class A Share”). Pursuant to the Domestication: (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Domesticated SPAC (the “Domesticated SPAC Common Stock”); (ii) each of the then issued and outstanding warrants to acquire Cayman Class A Shares (each, a “Cayman SPAC Warrant”) will convert automatically into a warrant to acquire a corresponding number of shares of Domesticated SPAC Common Stock, on a one-for-one basis, pursuant to the related warrant agreement (each warrant, a “Domesticated SPAC Warrant”); and (iii) each of the then issued and outstanding units of Churchill will be canceled and each holder will be entitled to one share of Domesticated SPAC Common Stock and one-tenth of one Domesticated SPAC Warrant.

Merger Consideration

The value of the aggregate consideration to be paid to the stockholders, holders of options and holders of other convertible securities of the Company at the Closing will be based on a pre-money equity value of the Company of $2,500,000,000 (the “Equity Value”). The Equity Value will be used to calculate the Exchange Ratio (as defined below). Each outstanding share of capital stock of the Company, subject to certain exceptions set forth in the Merger Agreement, will be cancelled and converted into the right to receive consideration as a result of the Merger in the form of shares of Domesticated SPAC Common Stock based on the Exchange Ratio, which entitles the holder to one vote per share in matters submitted to the stockholders of Domesticated SPAC for approval. The “Exchange Ratio” will be equal to (i) the Per Share Equity Value divided by (ii) the amount to be paid from Churchill’s trust account for each Cayman Class A Share tendered for redemption, where the “Per Share Equity Value” is the quotient obtained by dividing the (x) sum of (A) the Equity Value plus (B) the aggregate exercise price of all outstanding options to purchase shares of the Company (“Company Options”) (whether vested or unvested) by (y) the sum of the (A) aggregate number of shares of common stock of the Company (“Company Common Stock”) outstanding as of immediately prior to the Merger (after giving effect to the conversions of each share of preferred stock, simple agreements for future equity (SAFEs) and all equity securities of the Company issued or issuable in connection with a Permitted Bridge Financing (as defined in the Merger Agreement), into shares of Company Common Stock, in accordance with their terms, prior to the Closing) and (B) to the extent not already included in clause (A), the aggregate number of shares of Company Common Stock issuable in respect of all Company Options, all issued and outstanding warrants to purchase or otherwise acquire Company Common Stock, or other convertible securities that is convertible into or exchangeable for capital stock of the Company (in each case, whether vested or unvested) prior to the Merger and (C) to the extent not already included in clause (A) or (B), the aggregate number of shares of Company Common Stock issuable upon the conversion, exercise, exchange or settlement of all securities issued in connection with any Permitted Bridge Financing, in each case, to the extent outstanding as of immediately prior to the Merger.

Treatment of Options of the Company

As a result of the Merger, all vested and unvested Company Options outstanding as of immediately prior to the Merger will be assumed by Churchill, and will become options to purchase shares of Domesticated SPAC Common Stock on the same terms and conditions (including applicable vesting, exercise, termination and expiration provisions) as are in effect with respect to such Company Option immediately prior to the Merger (each, an “Exchanged Option”). Each Exchanged Option will represent the right to acquire the whole number of shares of Domesticated SPAC Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such option immediately prior to the Merger, multiplied by the Exchange Ratio, and such Exchanged Option’s per-share exercise price will be equal to the quotient of the exercise price per share of Company Common Stock immediately prior to the Merger divided by the Exchange Ratio, subject to rounding.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Churchill, including, among others, covenants providing for (i) the operation of the parties’ respective businesses during the interim period between the execution of the Merger Agreement and the Closing, (ii) Churchill and the Company’s efforts to satisfy conditions to the Closing, (iii) Churchill and the Company to cease discussions for alternative transactions, (iv) Churchill to prepare and file a registration statement and a proxy statement on Form S-4 (the “Registration Statement”) for the purpose of soliciting proxies from Churchill’s shareholders to vote on certain matters related to the Transactions (the “SPAC Stockholder Matters”), including adoption of the Merger Agreement and approval of the Transactions, approval of the Domestication (including adoption of the Domesticated SPAC Charter upon such Domestication), approval of the issuance of Domesticated SPAC Common Stock in connection with the Transactions and certain other matters at a special meeting called of Churchill’s shareholders (the “Special Meeting”), and (v) the Company to solicit approval of certain matters by the stockholders of the Company by written consent, including adoption of the Merger Agreement and approval of the Transactions (the “Company Stockholder Matters”).

Conditions to Closing

The Closing is subject to customary closing conditions for special purpose acquisition company transactions, including, among others: (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) no order by a governmental authority preventing, materially restraining, enjoining or otherwise prohibiting the consummation of the Transactions or law being in force that prevents or materially restrains the consummation of the Transactions; (iii) approval by the SPAC’s shareholders of the SPAC Stockholder Matters; (iv) approval by the Company’s stockholders of the Merger Agreement and the Transactions; (v) the adoption and execution of any organizational documents or agreements necessary to give effect to the governance arrangements contemplated by the Merger Agreement and the other transaction documents contemplated therein; (vi) shares of the Domesticated SPAC Common Stock being listed on The Nasdaq Stock Market LLC (“Nasdaq”); and (vii) the Registration Statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, the obligation of the Company to consummate the Transactions is also conditioned upon, among other things, (i) the amount of cash available in the Churchill’s trust account (after reduction for the aggregate amount of Churchill shareholder redemptions payable by Churchill in connection with the Transactions but before the payment of transaction expenses and repayment of certain loans, if any) plus the net proceeds of any incremental financing raised by Churchill in connection with the Transactions (the “Available Closing SPAC Cash”), being at least equal to $200,000,000 as of the Closing (such condition, the “Minimum Cash Condition”); (ii) no SPAC Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Churchill that is continuing; (iii) the covenants of certain parties to the Amended and Restated Sponsor Agreement (as defined below) having been performed in all material respects; and (iv) termination of certain agreements.

Additionally, the obligation of SPAC to consummate the Transactions is also conditioned upon, among other things, (i) the period for stockholders of the Company to demand dissenters’ rights with respect to the Merger under Delaware law having expired, and no holder or holders, individually or in the aggregate, beneficially owning more than 5% of outstanding shares of the Company, on an as-converted to Company Common Stock basis, having properly exercised dissenters’ rights with respect to the Merger under Delaware law or validly exercised similar rights under the Company’s organizational documents as of the Closing, and (ii) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to the Company that is continuing.

Termination

The Merger Agreement may be terminated in customary circumstances set forth in the Merger Agreement, including, among others: (i) by mutual written consent of Churchill and the Company; (ii) by either Churchill or the Company if the Transactions are not consummated on or before December 31, 2026; (iii) by either Churchill or the Company if the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; (iv) by either Churchill or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the Closing, subject to cure rights; (v) by either Churchill or the Company if, at the Special Meeting, the Transactions and the other SPAC Stockholder Matters required to consummate the Transactions fail to be approved by holders of Churchill’s outstanding shares; (vi) by Churchill if the Company fails to obtain the written consent of the Company’s stockholders holding the requisite number of shares of capital stock of the Company necessary to approve the Company Stockholder Matters (the “Company Stockholder Approval”) within 48 hours of the Registration Statement being declared effective; or (vii) by the Company if the SPAC board of directors changes, withdraws, withholds, qualifies or modifies (or publicly proposes to do) its recommendation to SPAC stockholders to approve the SPAC Stockholder Matters.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about Churchill, the Company, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Churchill’s public disclosures.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Related Agreements

Company Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company entered into Company Voting and Support Agreements (each, a “Company Voting and Support Agreement”), in their capacity as such. Under the terms of the Company Voting and Support Agreements, such stockholders of the Company have agreed, among other things, to deliver written consents to adopt the Merger Agreement and approve the Transactions, and to vote or consent in opposition to alternative transactions and other matters that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Transactions. The stockholders of the Company party to the Company Voting and Support Agreements hold sufficient shares of stock of the Company to effect the Company Stockholder Approval. In addition, each Company stockholder party to a Company Voting and Support Agreement has agreed to refrain from exercising any dissenters’ rights under applicable law. The Company Voting and Support Agreements also contain certain restrictions on the transfer of the shares of stock of the Company held by such stockholders prior to the Closing, subject to certain exceptions.

The foregoing description of the Company Voting and Support Agreement is not complete and is qualified in its entirety by reference to the form of Company Voting and Support Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amended and Restated Registration Rights Agreement

Effective upon the Closing, that certain Registration Rights Agreement of Churchill, dated December 16, 2025, will be amended and restated, and Churchill, Sponsor and certain persons and entities receiving Domesticated SPAC Common Stock in connection with the Merger (the “New Holders” and, together with Sponsor, the “Reg Rights Holders”) will be parties to an Amended and Restated Registration Rights Agreement, attached as Exhibit E to the Merger Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Domesticated SPAC will agree to use reasonable best efforts to (i) file with the Securities and Exchange Commission (the “SEC”) (at the Domesticated SPAC’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders within 30 calendar days after the Closing (the “Resale Registration Statement”) and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof, but in no event later than the 105th calendar day (or 165th calendar day if the SEC notifies the Domesticated SPAC that it will “review” the Resale Registration Statement) after the Closing Date. In certain circumstances, the Reg Rights Holders may demand in the aggregate up to three underwritten offerings and will be entitled to customary piggyback registration rights.

Pursuant to the A&R Registration Rights Agreement, the New Holders have agreed not to transfer their respective shares until the earlier of (a) 180 days following the Closing Date and (b) the date on which the dollar volume-weighted average price (“VWAP”) of one share of Domesticated SPAC Common Stock on the principal securities exchange or securities market on which the shares of Domesticated SPAC Common Stock are then traded equals or exceeds $12.00 per share during any 15 trading days within the 180-day period following the Closing Date. Similar transfer restrictions will apply to the shares of Domesticated SPAC Common Stock issued to former securityholders of the Company in connection with the Merger pursuant to the Bylaws of Domesticated SPAC in effect following the Domestication and the Closing.

The foregoing description of the A&R Registration Rights Agreement is not complete and is qualified in its entirety by reference to the A&R Registration Rights Agreement attached as Exhibit E to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, on June 24, 2026, Churchill amended and restated that certain letter agreement, dated December 16, 2025, from the Sponsor and each of the persons undersigned thereto (the “Insiders”) to Churchill (the “Amended and Restated Sponsor Agreement”), pursuant to which each of the Sponsor and the Insiders agreed, among other things, (i) to vote or consent (or cause to be voted or consented) any of such Insider’s shares of Churchill capital stock (a) in favor of the adoption and approval of the Merger Agreement and approval of the Transactions and all other SPAC Stockholder Matters (and any actions required in furtherance thereof), (b) if applicable, in favor of waiving any and all anti-dilution rights the Sponsor may hold pursuant to the governance documents of Churchill, (c) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Churchill contained in the Merger Agreement, (d) in favor of any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes to approve and adopt any of the matters described in clause (a) above on the dates on which such meetings are held or proposed to be held or (2) the Minimum Cash Condition has not been satisfied, and (e) against the following actions or proposals: (1) any Business Combination Proposal (as defined in the Merger Agreement) or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and (2) (A) any change in the dividend policy or present capitalization of SPAC or any amendment of the governance documents of Churchill or the Domesticated SPAC, except (x) as contemplated by clause (a) above or (y) to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Churchill’s corporate structure or business (other than as may be proposed pursuant to an extension proxy), (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant, obligation or agreement of the Sponsor or any Insider under the Amended and Restated Sponsor Agreement, or (D) any other action or proposal involving Churchill or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions (excluding, for the avoidance of doubt, any action taken in connection with any valid action taken by Churchill to terminate the Merger Agreement in accordance with the terms thereof), (ii) not to redeem, elect to redeem or tender or submit any Cayman Class B Shares, Cayman Class A Shares or Domesticated SPAC Common Stock owned by it, him or her for redemption in connection with any of the stockholder approvals or proposals described in clause (i) above, or in connection with any vote to amend the governance documents of Churchill or the Domesticated SPAC, and (iii) to vote in favor of the appointment or election of the individual(s) nominated for election in the Registration Statement in accordance with Section 8.09 of the Merger Agreement to the board of directors of the Domesticated SPAC.

The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Subscription Agreements

In connection with the execution of the Merger Agreement, on or about the date hereof, Churchill entered into certain common stock subscription agreements (the “Subscription Agreements”) with certain investment funds (the “PIPE Investors”) pursuant to which, Churchill has agreed to issue and sell to the PIPE Investors approximately $200 million of Domesticated SPAC Common Stock, par value $0.0001 (the “PIPE Shares”) in reliance on an exemption from registration under Section 4(a)(2) under the Securities Act at a purchase price of $10.00 per share (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the PIPE Investment will be consummated immediately prior to the Closing. The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and (iii) January 31, 2027 unless the Merger Agreement is otherwise extended, at the option of the subscriber. The Subscription Agreements provide for, under certain circumstances, customary indemnities between Churchill and the PIPE Investors.

The Subscription Agreements provide that Churchill is required to file with the SEC, within 30 days after the consummation of the Transactions, a shelf registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th day (or 150th day if the SEC notifies Churchill that it will “review” such registration statement) following the Closing and (ii) the fifth business day after the date Churchill is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, the form of which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Advisory Agreement

Effective upon the Closing, on June 24, 2026, Churchill and M. Klein & Company, through its affiliate, The Klein Group, LLC (the “Advisor”), entered into a certain Advisory Agreement (the “Advisory Agreement”), pursuant to which Advisor will provide financial advisory, strategic consulting, and business development services to the post-Closing Company. The Advisory Agreement has an initial term of two (2) years and may be extended upon mutual agreement of the parties.

The Advisory Agreement provides (i) for payments from the Domesticated SPAC to Advisor of a fixed cash retainer fee of $250,000 per quarter, and (ii) that in the event the Company undertakes (a) any merger, acquisition or other strategic transaction, or (b) any capital-markets financing (including an issuance of equity, debt or convertible securities in U.S. markets), the Company shall negotiate in good faith with Advisor or one of its affiliates regarding the possible retention of the Advisor as a financial advisor for that transaction, in each case with such engagement to be covered by a separate agreement between the post-Closing Company and Advisor, including mutually agreed fees and other terms.

The foregoing description of the Advisory Agreement is not complete and is qualified in its entirety by reference to the Advisory Agreement, the form of which is attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 24, 2026, Churchill and the Company issued a press release (the “Press Release”) announcing the Transactions. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation, dated June 2026.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Churchill under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information About the Proposed Transaction and Where to Find It

The proposed transaction will be submitted to shareholders of Churchill for their consideration. Churchill intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to Churchill’s shareholders in connection with Churchill’s solicitation of proxies for the vote by Churchill’s shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Company stockholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to Churchill shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Churchill and Company stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus statement, as well as other documents filed with the SEC by Churchill in connection with the proposed transaction, as these documents will contain important information about Churchill, the Company and the proposed transaction. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus statement, once available, as well as other documents filed by Churchill with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp XI, 640 Fifth Avenue, 14th Floor, New York, NY 10019.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements include statements relating to, without limitation: our ability to consummate the Merger and PIPE Investment and the satisfaction or waiver of the closing conditions set forth in the Merger Agreement and Subscription Agreement; the occurrence of any other event, change or other circumstances that could give rise to the termination of the Merger Agreement or Subscription Agreements; projections of market opportunity and market share; estimates of customer adoption rates, market acceptance and usage patterns; projections regarding the Company’s future development plans; the timing and success of the Company’s future development plans; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products and services; the potential for share price appreciation; the expected timing of announcement and close of the potential transaction; the Company’s economic opportunity and total addressable market; the expected amount of gross transaction proceeds and the planned pre-money valuation of the Company; expectations regarding the Company’s ability to attract, retain and expand its customer base; the Company’s deployment of proceeds from capital raising transactions; the Company’s expectations concerning relationships with strategic partners, suppliers, regulatory bodies and other third parties; the Company’s ability to maintain, protect and enhance its intellectual property; future ventures or investments in companies, products, services or technologies; development of favorable regulations affecting the Company’s markets; the potential benefits of the proposed transactions and expectations related to its terms and timing; and the potential for the combined company to increase in value.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of the Company and Churchill.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause Churchill’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that the Company is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; the Company’s historical net losses and limited operating history; the Company’s expectations regarding future financial performance, capital requirements and unit economics; the Company’s use and reporting of business and operational metrics; the Company’s competitive landscape; the Company’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the potential need for additional future financing; the Company’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; the Company’s reliance on strategic partners and other third parties; the Company’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use, rate of adoption and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of Churchill’s securities; the failure by the parties to satisfy the conditions to consummation of the proposed transaction, including the approval of Churchill’s shareholders; the possibility that required regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of Churchill could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the level of redemptions of Churchill’s public shareholders; the ability of the Company to grow and manage growth, maintain relationships with customers and retain its management and key employees; costs related to the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against the Company or Churchill; failure to realize the anticipated benefits of the proposed transaction; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of Churchill or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Churchill’s filings with the SEC. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by the Company, Churchill or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of the Company’s and Churchill’s management as of the date of this Current Report on Form 8-K; subsequent events and developments may cause their assessments to change. While the Company and Churchill may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect Churchill’s beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and Churchill’s statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in Churchill is not an investment in any of Churchill’s founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Churchill, which may differ materially from the performance of Churchill’s founders’ or sponsors’ past investments.

Participants in the Solicitation

Churchill, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Churchill’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Churchill’s shareholders in connection with the proposed transaction will be set forth in proxy statement/prospectus statement when it is filed by Churchill with the SEC. You can find more information about Churchill’s directors and executive officers in Churchill’s final prospectus related to its initial public offering filed with the SEC on December 16, 2025. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus statement when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of June 24, 2026, by and among Churchill Capital Corp XI, BLB Merger Sub, Inc. and Agility Robotics, Inc.
10.1	Amended and Restated Sponsor Agreement, dated as of June 24, 2026, by and among Churchill Capital Corp XI, Churchill Sponsor XI LLC, Agility Robotics, Inc. and the Insiders
10.2*	Form of Company Voting and Support Agreement, dated as of June 24, 2026, by and among Churchill Capital Corp XI, Agility Robotics, Inc. and certain stockholders of the Company
10.3	Form of Subscription Agreement
10.4	Advisory Agreement, dated as of June 24, 2026, by and between Churchill Capital Corp XI and M. Klein & Company, through its affiliate, The Klein Group, LLC
99.1	Joint Press Release of Churchill Capital Corp XI and Agility Robotics, Inc., dated June 24, 2026
99.2	Investor Presentation of Churchill, dated June 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Churchill Capital Corp XI agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp XI

Dated: June 24, 2026

	By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer